Exhibit 99.1

Energy XXI Reports Fiscustomcal 2016 Second quarter Results and Operations Update

HOUSTON – Feb. 16, 2016 – Energy XXI (NASDAQ: EXXI) today announced financial and operating results for the three months ended December 31, 2015 (fiscal 2016 second quarter), and provided an operations update. Highlights include:

•	Lease Operating Expenses (LOE) decreased 26 percent year-over-year

o	$88 million in 2Q 2016, decreased from $119 million in 2Q 2015

•	Approximately $1.7 billion in face-value debt repurchased in the past seven months

o	Annualized interest savings of $137 million, over $6.50 per barrel of oil equivalent (BOE)

•	Total liquidity of approximately $391 million, as of January 31, 2016

•	Oil production remains on track for mid-point of full year guidance

o	2Q 2016 net liquids production averaged 37,900 barrels per day

o	2Q 2016 total net production averaged 54,500 barrels of oil equivalent per day (BOE/d)

“Our priorities during this period of challenging commodity prices are two-fold,” Energy XXI’s President and Chief Executive Officer John Schiller commented. “We are managing operations to be efficient through a disciplined capital program while also advancing our deleveraging plan. Our second quarter 2016 average daily production remained stable, despite markedly lower capital spending year over year. Over the past seven months we drastically lowered future interest expenses, resulting in annualized savings of $137 million, by repurchasing more than $1.7 billion in face value of bonds at a cost of $216 million, or a weighted average of $0.13 on the dollar. As planned, second half fiscal 2016 capital spending will be significantly lower compared to spending in the first half of the fiscal year, further preserving our liquidity and positioning Energy XXI to operate at a capital run rate that coincides with our previously announced capital guidance.”

For the fiscal 2016 second quarter, adjusted EBITDA was $50.1 million (a non-GAAP measure reconciled below), on revenue of $184.6 million. These results compare with fiscal 2015 second quarter adjusted EBITDA of $244.2 million on revenue of $503.0 million. Net loss attributable to common shareholders in the 2016 fiscal second quarter totaled $1.31 billion, or $13.81 per diluted share, compared with fiscal 2015 second quarter net loss attributable to common shareholders of $278.8 million, or $2.97 per diluted share. Net loss attributable to common shareholders in the 2016 fiscal second quarter includes a non-cash impairment charge on its oil and gas assets of $1.43 billion, or $15.00 per diluted share, primarily due to sustained lower commodity prices. Additionally, the Company recorded a gain on early extinguishment of debt of $290.3 million, or $3.05 per diluted share, resulting from bond repurchases. Excluding these items and other non-cash items, the Company’s fiscal 2016 second quarter adjusted net loss attributable to common shareholders was $183.4 million, or $1.93 per diluted share, as compared with adjusted net loss attributable to common shareholders in fiscal 2015 second quarter of $27.1 million, or $0.29 per diluted share.

Total production for the fiscal 2016 second quarter totaled 5.0 million barrels of oil equivalent (MMBOE), compared to 5.3 MMBOE in the same period last year. LOE for fiscal 2016 second quarter were $88 million compared to $119 million in the fiscal 2015 second quarter, a decrease of 26 percent year over year.

(Adjusted EBITDA and Adjusted Net Loss are non-GAAP financial measures and are defined and reconciled to the most directly comparable GAAP measure under “Non-GAAP Measures” in the tables below)

Operations Update

Total net production for the 2016 fiscal second quarter averaged 54,500 BOE/d, of which 37,900 or 70 percent was liquids. The sequential decrease in production is primarily attributable to approximately 1,700 BOE/d of uncontrollable third-party downtime on the Williams pipeline due to an accident that occurred in October 2015. The pipeline remains shut-in currently, but is anticipated to open March 2016. Fiscal 2016 third quarter total average daily production to date is approximately 50,285 BOE/d, of which 36,255 barrels are liquids.

The Company continues to reduce LOE, with $88.3 million spent in the fiscal second quarter, down seven percent sequentially, and 26 percent year-over-year. Significant cost improvements include reductions to manpower, transportation and chemicals. Direct LOE run rate is 10% lower than originally forecasted for the fiscal year and 25 percent lower year-over-year. Additionally, workover and maintenance expenses decreased 70 percent sequentially and 49 percent year-over-year. The Company anticipates additional savings throughout the fiscal year as improved efficiencies continue.

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The recompletion program continues to deliver volumes at an attractive cost and economics. Year-to-date, the Company has executed on 13 recompletions producing more than 3,000 BOE/d. The Company continues to identify additional targets, increasing its inventory and remains committed to an additional 15 recompletion projects to be implemented by fiscal year-end.

Through the first six months of fiscal 2016, oil production has averaged 40,000 barrels per day, or 71 percent of total production. Oil production as a percentage of total production is significantly ahead of guidance. While the Company lowered the midpoint of the range for its 2016 full year total production by 3.5 percent, its projected liquids volume remains unchanged.

Full Year 2016
Net Daily Production	Prior Guidance	Updated Guidance
Oil, including NGLs (Bbls)	35,000 – 40,000	35,000 – 40,000
BOE	54,000 – 59,000	52,000 – 57,000
Oil, including NGLs (using midpoint of guidance)	66%	70%

Capital Expenditures and Liquidity

Fiscal 2016 second quarter capital expenditures (excluding acquisitions) totaled approximately $43 million, a decrease of 79 percent year-over-year.  Approximately $7 million was spent on development of core properties, and $36 million on other assets, mostly attributable to plugging and abandonment costs.  The Company’s projected range for fiscal 2016 full year capital expenditures remains $130 - $150 million. As of January 31, 2016 the Company had total liquidity of $391 million, including $269 million in cash and short-term investments.

To date, the Company has repurchased and retired approximately $1.7 billion in face value of bonds, or 38% of long-term debt for savings of $137 million in annualized interest. The following debt maturity chart displays the repurchases to-date by tranche.

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The Company continues to analyze a variety of solutions to reduce its overall financial leverage while maintaining primary focus on preserving liquidity. The Company has retained PJT Partners LP as its financial advisor and Vinson & Elkins L.L.P. as its legal advisor to assist the Board of Directors and management team with the review process. As part of these efforts, the Company is engaged with various parties to implement a plan to strengthen the Company’s balance sheet. As Energy XXI continues its discussions with these parties, the Company elected not to make an interest payment that was due on February 16, 2016, commencing a 30-day grace period. The decision not to make the interest payment does not constitute an event of default under the indenture governing EPL Oil and Gas, Inc.’s 8.25% Senior Notes due 2018 or any other debt instruments. However, if the Company does not make the interest payment or restructure the debt before the grace period expires, the holders of the notes could accelerate amounts due under the notes and could also result in default and acceleration under other debt instruments. Energy XXI expects operations to continue as normal while these discussions are ongoing.

While the Company has ample cash to make the payment in full, the Board chose to take this action as it believes it is in the best long-term interest of the Company and its stakeholders to continue to engage in discussions with its debtholders related to alternatives to improve the Company’s long-term capital structure.  In light of the ongoing discussions the Company is not hosting a conference call, or webcast for investors this quarter. Additional details are available in the Company’s quarterly report on Form 10-Q, which will be filed with the Securities and Exchange Commission and will be available online at www.SEC.gov.

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RECONCILIATION OF GAAP TO NON-GAAP MEASURES

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s consolidated financial statements, such as industry analysts and investors. The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, depletion, amortization, exploration expenses, gains/losses on derivatives less net cash received or paid in settlement of commodity derivatives, non-cash impairments, non-cash gain or (loss) on extinguishment of debt and other similar non-cash or non-recurring charges. Adjusted EBITDA is not a measure of net income or cash flows as determined by the United States generally accepted accounting principles, or GAAP.

Adjusted net income (loss) is a supplemental non-GAAP financial measure that is used by management and external users of our consolidated financial statements, such as industry analysts and investors. We define adjusted net income (loss) as net income (loss) before gains/losses on derivatives less net cash received or paid in settlement of commodity derivatives, non-cash impairments, non-cash gain (loss) on extinguishment of debt and other similar non-cash or non-recurring items. Adjusted net income (loss) is not a measure of net income as determined by the United States generally accepted accounting principles, or GAAP.

The following tables present a reconciliation of the GAAP financial measure net income to the non-GAAP financial measures of Adjusted EBITDA and Adjusted Net Income (Loss) for the periods presented:

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ENERGY XXI LTD

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In thousands, except per share information)

(Unaudited)

	Three Months Ended
	December 31,
	2015	2014

Net loss attributable to common shareholders	$(1,313,393)	$(278,833)

Total gain on commodity derivative contracts - net	(28,302)	(191,462)
Cash settlements of commodity derivative contracts, net of purchased put premium amortization	22,828	70,827
Impairment of oil and natural gas properties	1,425,792	-
Goodwill impairment	-	329,293
Gain on early extinguishment of debt	(290,296)	-
Loss from equity method investees	-	1,275
Tax impact of adjustments to net loss attributable to common shareholders	-	41,776
Adjusted net loss attributable to common shareholders	$(183,371)	$(27,124)

Weighted average fully diluted shares outstanding	95,075	93,993

Adjusted net loss per share assuming dilution	$(1.93)	$(0.29)

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ENERGY XXI LTD

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In thousands, except per share information)

(Unaudited)

	Three Months Ended
	December 31,
	2015	2014

Net Loss	$(1,310,583)	$(275,963)
Interest expense, net	90,234	66,901
Depreciation, depletion and amortization	121,567	175,155
Income tax expense	51	40,358

EBITDA	(1,098,731)	6,451
Total Gains on commodity derivative contracts – net	(28,302)	(191,462)
Cash settlements of commodity derivative contracts, net of purchased put premium amortization	22,828	70,827
Impairment of oil and natural gas properties	1,425,792	-
Goodwill impairment	-	329,293
Gain on early extinguishment of debt	(290,296)	-
Accretion of asset retirement obligations	15,944	12,798
Deferred rent	2,289	-
Stock-based compensation	604	853
Loss from equity method investees	-	1,275
Acquisition and integration costs and disposition costs	-	198
Severance payments	-	13,924

Adjusted EBITDA	$50,128	$244,157

Adjusted EBITDA per share
Basic	$0.53	$2.60
Diluted	$0.48	$2.38

Weighted average number of common shares outstanding
Basic	95,075	93,993
Diluted	104,097	102,535

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ENERGY XXI LTD

OPERATING HIGHLIGHTS

(Unaudited)

	Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Operating Highlights	2015	2015	2015	2015	2014
	(In thousands, except per unit amounts)
Operating revenues
Oil sales	$139,698	$178,908	$225,263	$177,605	$279,708
Natural gas sales	16,615	23,485	23,908	27,012	31,801
Gain (loss) on derivative financial instruments	28,302	55,430	(29,711)	16,963	191,462
Total revenues	$184,615	$257,823	$219,460	$221,580	$502,971
Percentage of operating revenues from oil
prior to gain (loss) on derivative financial instruments	89%	88%	90%	87%	90%
Operating expenses
Lease operating expense
Insurance expense	10,042	11,335	8,963	8,828	11,233
Workover and maintenance	6,656	22,028	12,243	10,773	13,130
Direct lease operating expense	71,660	61,259	72,268	88,509	95,003
Total lease operating expense	88,358	94,622	93,474	108,110	119,366
Production taxes	309	757	1,492	1,537	2,263
Gathering and transportation	16,778	14,978	3,459	3,726	4,771
Depreciation, depletion and amortization	121,567	124,024	183,279	187,947	175,155
Accretion of asset retirement obligations	15,944	14,784	12,358	12,106	12,798
Impairment of oil and natural gas properties	1,425,792	904,669	1,852,268	569,616	-
Goodwill impairment	-	-	-	-	329,293
General and administrative	29,015	22,189	25,210	37,121	27,745
Total operating expenses	$1,697,763	$1,176,023	$2,171,540	$920,163	$671,391
Operating loss	$(1,513,148)	$(918,200)	$(1,952,080)	$(698,583)	$(168,420)

Sales volumes per day
Natural gas (MMcf)	99.4	100.4	103.2	110.4	96.5
Oil (MBbls)	37.9	42.2	42.0	41.6	41.8
Total (MBOE)	54.5	58.9	59.3	60.0	57.9
Percent of sales volumes from oil	70%	72%	71%	69%	72%

Average sales price
Oil per Bbl	$40.05	$46.11	$58.87	$47.49	$72.70
Natural gas per Mcf	1.82	2.54	2.55	2.72	3.58
Gain (loss) on derivative financial instruments per BOE	5.65	10.23	(5.51)	3.14	35.94
Total revenues per BOE	36.83	47.57	40.70	41.06	94.40

Operating expenses per BOE
Lease operating expense
Insurance expense	2.00	2.09	1.66	1.64	2.11
Workover and maintenance	1.33	4.06	2.27	2.00	2.46
Direct lease operating expense	14.30	11.30	13.40	16.40	17.83
Total lease operating expense per BOE	17.63	17.45	17.33	20.04	22.40
Production taxes	0.06	0.14	0.28	0.28	0.42
Gathering and transportation	3.35	2.76	0.64	0.69	0.90
Depreciation, depletion and amortization	24.26	22.88	33.99	34.83	32.87
Accretion of asset retirement obligations	3.18	2.73	2.29	2.24	2.40
Impairment of oil and natural gas properties	284.48	166.91	343.52	105.56	-
Goodwill impairment	-	-	-	-	61.80
General and administrative	5.79	4.09	4.68	6.88	5.21
Total operating expenses per BOE	$338.75	$216.96	$402.73	$170.52	$126.00
Operating loss per BOE	$(301.92)	$(169.39)	$(362.03)	$(129.46)	$(31.60)

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ENERGY XXI LTD

CONSOLIDATED BALANCE SHEETS

(In Thousands, except share information)

	December 31,	June 30,
ASSETS	2015	2015
Current Assets	(Unaudited)
Cash and cash equivalents	$325,890	$756,848
Accounts receivable
Oil and natural gas sales	60,180	100,243
Joint interest billings	20,600	12,433
Other	22,667	43,513
Prepaid expenses and other current assets	33,993	24,298
Restricted cash	9,708	9,359
Derivative financial instruments	61,169	22,229
Total Current Assets	$534,207	$968,923
Property and Equipment
Oil and natural gas properties, net - full cost method of accounting, including $63.5 million and $436.4 million of unevaluated properties not being amortized at December 31, 2015 and June 30, 2015, respectively	1,096,466	3,570,759
Other property and equipment, net	19,344	21,820
Total Property and Equipment, net of accumulated depreciation, depletion, amortization and impairment	$1,115,810	$3,592,579
Other Assets
Derivative financial instruments	-	3,898
Equity investments	-	10,835
Restricted cash	46,024	32,667
Other assets and debt issuance costs, net of accumulated amortization	68,196	81,927
Total Other Assets	$114,220	$129,327
Total Assets	$1,764,237	$4,690,829
LIABILITIES
Current Liabilities
Accounts payable	$160,687	$156,339
Accrued liabilities	117,847	155,306
Asset retirement obligations	43,136	33,286
Derivative financial instruments	-	2,661
Current maturities of long-term debt	873	11,395
Total Current Liabilities	322,543	358,987
Long-term debt, less current maturities	3,622,508	4,597,037
Asset retirement obligations	420,930	453,799
Derivative financial instruments	-	1,358
Other liabilities	15,319	8,370
Total Liabilities	$4,381,300	$5,419,551
Commitments and Contingencies
Stockholders’ Deficit
Preferred stock, $0.001 par value, 7,500,000 shares authorized at December 31, 2015 and June 30, 2015
7.25% Convertible perpetual preferred stock, 3,000 shares issued and outstanding at December 31, 2015 and June 30, 2015	-	-
5.625% Convertible perpetual preferred stock, 797,759 and 812,759 shares issued and outstanding at December 31, 2015 and June 30, 2015, respectively	1	1
Common stock, $0.005 par value, 200,000,000 shares authorized and 95,479,050 and 94,643,498 shares issued and
outstanding at December 31, 2015 and June 30, 2015, respectively	476	472
Additional paid-in capital	1,845,212	1,843,918
Accumulated deficit	(4,462,752)	(2,573,113)
Total Stockholders’ Deficit	$(2,617,063)	$(728,722)
Total Liabilities and Stockholders’ Deficit	$1,764,237	$4,690,829

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ENERGY XXI LTD

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, except per share information)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2015	2014	2015	2014

Revenues
Oil sales	$139,698	$279,708	$318,606	$649,863
Natural gas sales	16,615	31,801	40,100	66,362
Gain on derivative financial instruments	28,302	191,462	83,732	248,187
Total Revenues	$184,615	$502,971	$442,438	$964,412

Costs and Expenses
Lease operating	88,358	119,366	182,980	261,951
Production taxes	309	2,263	1,066	5,356
Gathering and transportation	16,778	4,771	31,756	13,959
Depreciation, depletion and amortization	121,567	175,155	245,591	334,295
Accretion of asset retirement obligations	15,944	12,798	30,728	25,617
Impairment of oil and natural gas properties	1,425,792	-	2,330,461	-
Goodwill impairment	-	329,293	-	329,293
General and administrative expense	29,015	27,745	51,204	54,169
Total Costs and Expenses	$1,697,763	$671,391	$2,873,786	$1,024,640

Operating Loss	$(1,513,148)	$(168,420)	$(2,431,348)	$(60,228)

Other Income (Expense)
Loss from equity method investees	-	(1,275)	(10,746)	(316)
Other income, net	2,554	991	3,048	1,942
Gain on early extinguishment of debt	290,296	-	748,574	-
Interest expense	(90,234)	(66,901)	(193,452)	(133,164)
Total Other Income (Expense), net	$202,616	$(67,185)	$547,424	$(131,538)

Loss Before Income Taxes	(1,310,532)	(235,605)	(1,883,924)	(191,766)

Income Tax Expense	51	40,358	51	57,007

Net Loss	(1,310,583)	(275,963)	(1,883,975)	(248,773)
Preferred Stock Dividends	2,810	2,870	5,664	5,742
Net Loss Attributable to Common Stockholders	$(1,313,393)	$(278,833)	$(1,889,639)	$(254,515)

Loss per Share
Basic and diluted	$(13.81)	$(2.97)	$(19.91)	$(2.71)

Weighted Average Number of Common Shares Outstanding
Basic and diluted	95,075	93,993	94,926	93,913

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ENERGY XXI LTD

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Six Months Ended December 31,
	2015	2014

Cash Flows From Operating Activities
Net loss	$(1,883,975)	$(248,773)
Adjustments to reconcile net loss to net cash provided by
(used in) operating activities:
Depreciation, depletion and amortization	245,591	334,295
Impairment of oil and natural gas properties	2,330,461	-
Goodwill impairment	-	329,293
Deferred income tax expense	-	56,447
Gain on early extinguishment of debt	(748,574)	-
Change in fair value of derivative financial instruments	(42,162)	(175,731)
Accretion of asset retirement obligations	30,728	25,617
Loss from equity method investees	10,746	316
Amortization of debt issuance costs and other	11,117	5,615
Deferred rent	4,577	-
Stock-based compensation	987	2,632--
Changes in operating assets and liabilities
Accounts receivable	70,873	33,819
Prepaid expenses and other assets	(11,001)	22,483
Settlement of asset retirement obligations	(53,719)	(53,960)
Accounts payable and accrued liabilities	(55,573)	(170,745)
Net Cash Provided by (Used in) Operating Activities	(89,924)	161,308

Cash Flows from Investing Activities
Acquisitions, net of cash	(2,797)	(287)
Capital expenditures	(75,784)	(449,114)
Insurance payments received	4,379	-
Change in equity method investments	-	12,642
Transfer from (to) restricted cash	(13,355)	325
Proceeds from the sale of properties	4,623	6,947
Other	62	95
Net Cash Used in Investing Activities	(82,872)	(429,392)

Cash Flows from Financing Activities
Proceeds from the issuance of common and preferred stock, net of offering costs	312	2,059
Dividends to shareholders – common	-	(22,548)
Dividends to shareholders – preferred	(5,673)	(5,744)
Proceeds from long-term debt	1,121	1,011,948
Payments on long-term debt	(225,004)	(759,851)
Payment of debt assumed in acquisition	(25,187)	-
Fees related to debt extinguishment	(2,080)	-
Debt issuance costs	(632)	(2,302)
Other	(1,019)	-
Net Cash Provided by (Used in) Financing Activities	(258,162)	223,562

Net Decrease in Cash and Cash Equivalents	(430,958)	(44,522)
Cash and Cash Equivalents, beginning of period	756,848	145,806
Cash and Cash Equivalents, end of period	$325,890	$101,284

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Other Information - Gain on Derivative Financial Instruments

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
Gain (loss) on derivative financial instruments	2015	2014	2015	2014

Cash settlements, net of purchased put premium amortization	$22,828	$44,954	$41,570	$43,220
Proceeds from monetizations	-	25,873	-	29,236
Change in fair value	5,474	120,635	42,162	175,731
Total gain on derivative financial instruments	$28,302	$191,462	$83,732	$248,187

Forward-Looking Statements

All statements included in this release relating to future plans, projects, events or conditions and all other statements other than statements of historical fact included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions. It is not possible to predict or identify all such factors and the following list should not be considered a complete statement of all potential risks and uncertainties. Certain risks and uncertainties include the current depressed commodity pricing environment affecting the oil and gas industry, whether Energy XXI is able to successfully restructure its indebtedness, improve its short- and long-term liquidity position or complete any strategic transactions, among others, that could cause actual results, including project plans and related expenditures and resource recoveries, to differ materially from those described in the forward-looking statements. For a more detailed discussion of risk factors, please see Item 1A, “Risk Factors” of our most recent Annual Report on Form 10-K and Part II, Item 1A of our Quarterly Report on Form 10-Q for the period ended December 31, 2015 for more information. Energy XXI assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

About the Company

Energy XXI is an independent oil and natural gas development and production company whose growth strategy emphasizes acquisitions, enhanced by its value-added organic drilling program. The Company’s properties are located in the U.S. Gulf of Mexico waters and the Gulf Coast onshore. To learn more, visit the Energy XXI website at www.EnergyXXI.com.

Enquiries of the Company

Greg Smith

Vice President, Investor Relations

713-351-3149

gsmith@energyxxi.com

David Griffith

Associate, Investor Relations

713-351-3176

dgriffith@energyxxi.com

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